Exhibit 10.18

November 4, 2024

Via email ([***])

Ragy Thomas
[***]
[***]

Re: Change in Role

Dear Ragy:

This letter amends your role with Sprinklr, Inc. (“Sprinklr” or the “Company”), as more fully set forth in the Employment Agreement between you and the Company. Effective following the close of business on November 4, 2024, your title with Sprinklr will be changed from “co-CEO” to “Advisor to the CEO.” The remainder of the terms of your Employment Agreement will remain in effect, including the at-will nature of your employment as well as your severance rights subject to the Sprinklr Executive Severance and Change in Control Plan. You consent to this change in role and agree that it does not constitute “Good Reason” for resignation under any severance right to which you may be entitled. For the avoidance of doubt, following close of business on November 4, 2024, you will continue to be Founder and Chairman of the Board.

Kindly sign your name at the end of this letter to signify your understanding and acceptance of these terms. We are excited to continue accomplishing great things together and, as always, appreciate all you do for Sprinklr.

Sprinklr, Inc.

By: /s/ Diane K. Adams /s/ Ragy Thomas
Diane K. Adams Ragy Thomas
Chief Culture & Talent Officer

Date: November 4, 2024 Date: November 4, 2024